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EXHIBIT 21.1
LIST OF SUBSIDIARIES
The following table sets forth certain information concerning the principal subsidiaries of the Company as of December 31, 1995.

                                                  State or other
                                                  jurisdiction of
Name                                              incorporation

Circle International, Inc.                          Delaware

Circle Airfreight Japan, Ltd.                       California

Circle Air Freight de Mexico C.V.                   Mexico

Circle Espana S.A.                                  Spain

Circle Freight International
  Speditionsgesellschaft GmbH                       Germany

Circle Fretes Internacionais Do
  Brasil Ltda.                                      Brazil

Circle Freight International (Argentina) S.A.       Argentina

Circle Freight International
(Canada) Ltd.                                       Canada

Circle Freight International (Holland) B.V.         Holland

Circle Freight International (India) Pty. Ltd.      India

Circle Freight International (Italia) SRL           Italy

Circle Freight International Japan                  Japan

Circle Freight International Korea                  Korea

Circle Freight International (NZ) Ltd.              New Zealand

Circle Freight International
Philippines Ltd., Inc.                              Philippines

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                                                  State or other
                                                  jurisdiction of
Name                                              incorporation

Circle Freight International
(Singapore) Pte., Ltd.                              Singapore

Circle International
(Aust.) Pty., Ltd.                                  Australia

Circle International (Hong Kong) Ltd.               Hong Kong

Circle International Limited                        United Kingdom

Circle International (Sweden) AB                    Sweden

Darrell J. Sekin & Co.                              Texas

Harper Logistics International                      France

J.R. Michels Incorporated                           Texas

Max Gruenhut B.V.                                   Holland

Max Gruenhut GmbH                                   Germany

Regga Holdings Limited                              Bermuda

Regga Insurance Limited                             Bermuda

The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.